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                                                                       EXHIBIT 1

                             JOINT FILING AGREEMENT

         In accordance with Rule 13d-1(f) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other Reporting Persons (as such term is defined in the Schedule 13D referred to below) on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Common Stock, par value $0.01 per share, and the Series A Cumulative Convertible Preferred Stock, par value $0.01 per share, of CANDLEWOOD HOTEL COMPANY, INC., a Delaware corporation, and that this Agreement may be included as an Exhibit to such joint filing. This Agreement may be executed in any number of counterparts, all of which taken together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 30th day of April, 1998.

Dated: April 30, 1998                 DOUBLETREE CORPORATION


                                      By:    /s/  Ralph B. Lake
                                          --------------------------------------
                                          Name:  Ralph B. Lake
                                          Title: Executive Vice President,
                                                 General Counsel and Secretary


                                      WARREN D. FIX FAMILY PARTNERSHIP, L.P.


                                      By:    /s/  WARREN D. FIX
                                          --------------------------------------
                                          Name:  Warren D. Fix
                                          Title: General Partner


                                      WARREN D. FIX, for himself and on behalf of the WARREN D. FIX DEFINED BENEFIT PLAN TRUST DATED JANUARY 1, 1989


                                            /s/  WARREN D. FIX
                                      ------------------------------------------
                                      Name:  Warren D. Fix


                                            /s/  JACK P. DEBOER
                                      ------------------------------------------
                                      JACK P. DeBOER


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                                      THE ALEXANDER JOHN DeBOER TRUST DATED
                                      MARCH 14, 1995


                                      By:       /s/  SKYLER SCOTT DEBOER
                                          --------------------------------------
                                      Name:  Skyler Scott DeBoer, Co-Trustee


                                      By:       /s/ LYNN A. DEBOER
                                          --------------------------------------
                                      Name:  Lynn A. DeBoer, Co-Trustee


                                      THE CHRISTOPHER SCOTT DeBOER TRUST DATED
                                      MARCH 14, 1995


                                      By:       /s/ SKYLER SCOTT DEBOER
                                          --------------------------------------
                                      Name:  Skyler Scott DeBoer, Co-Trustee


                                      By:       /s/ LYNN A. DEBOER
                                          --------------------------------------
                                      Name:  Lynn A. DeBoer, Co-Trustee


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